                                  Exhibit (iii)

                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT, dated as of March 22, 2001 (the "Award Date"), is made by and between VARSITY GROUP INC., a Delaware corporation (the "Corporation"), and Amy Buckley an executive officer of the Corporation (the "Executive"):

         WHEREAS, the Corporation has established The Second Amended and Restated 1998 Stock Plan of Varsity Group Inc., as amended (the "Plan");

         WHEREAS, the Corporation wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

         WHEREAS, the Plan provides for the issuance of shares of the Corporation's Common Stock (as defined hereunder), subject to certain restrictions thereon (hereinafter referred to as "Restricted Stock");

         WHEREAS, the Corporation's Board of Directors has determined that it would be to the advantage and best interest of the Corporation and its stockholders to issue the shares of Restricted Stock provided for herein to the Executive in partial consideration of past services to the Corporation and/or its subsidiaries, and the Board of Directors of the Corporation has approved the issuance of such shares of Restricted Stock to the Executive upon the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

         SECTION 1.1 CAUSE. "Cause" shall mean without limitation: (i) conviction of, or the pleading of nolo contendere to, a felony, (ii) a material breach of Executive's Employment Agreement which materially and adversely affects the Corporation's business and operations, (iii) the failure of Executive for any reason, within ten (10) days after receipt by Executive of written notice thereof from the Corporation, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission to act which will materially or adversely affect its business or operations, (iv) misconduct by Executive which is of such a serious and substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Corporation if Executive was to remain employed by the Corporation, and (v) proven gross negligence.

         SECTION 1.2 CHANGE OF CONTROL EVENT. "Change of Control Event" is defined in Section 3.5.

         SECTION 1.3 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         SECTION 1.4 RESTRICTIONS. "Restrictions" shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under this Agreement.


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         SECTION 1.5 RESTRICTED STOCK. "Restricted Stock" shall mean Common
Stock of the Corporation issued under this Agreement and subject to the Restrictions imposed hereunder.

         SECTION 1.6 RULE 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         SECTION 1.7 SECRETARY. "Secretary" shall mean the Secretary of the Corporation.

         SECTION 1.8 SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SECTION 1.9 TERMINATION OF EMPLOYMENT. "Termination of Employment" shall mean the time when the employee-employer relationship between the Executive and the Corporation, a Parent, or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) any termination where there is a simultaneous reemployment by the Corporation, a Parent or a Subsidiary, (ii) at the discretion of the Board of Directors, any termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Board of Directors, any termination where the Executive continues a relationship (e.g., as a director or as a consultant) with the Corporation, a Parent, or a Subsidiary. The Board of Directors, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a leave of absence constitutes a Termination of Employment. Notwithstanding any other provision of this Agreement, the Corporation, a Parent, or a Subsidiary has an absolute and unrestricted right to terminate the Executive's employment at any time for any reason whatsoever, with or without cause.

         SECTION 1.10 VESTED SHARES. "Vested Shares" is defined in Section 3.1.


                                   ARTICLE II.
                          ISSUANCE OF RESTRICTED STOCK

         SECTION 2.1 ISSUANCE OF RESTRICTED STOCK. For good and valuable consideration which the Board of Directors has determined to be in excess of the par value of its Common Stock, on the date hereof the Corporation issues to the Executive 50,000 shares of its Common Stock upon the terms and conditions set forth in this Agreement.

         SECTION 2.2 CONSIDERATION TO THE CORPORATION. As consideration for the release of the restrictions on the Restricted Stock set forth herein, the Executive agrees to render faithful and efficient services to the Corporation, a Parent, or a Subsidiary with such duties and responsibilities as the Corporation shall from time to time prescribe for a period of at least two years from the Award Date. Nothing in this Agreement or in the Plan shall confer upon the Executive any right to continue in the employ of the Corporation, any Parent, or any Subsidiary or shall interfere with or restrict in any way the rights of the Corporation, any Parent, or any Subsidiary, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without cause.


                                  ARTICLE III.
                                  RESTRICTIONS

         SECTION 3.1 REPURCHASE OF RESTRICTED STOCK. The Corporation may repurchase the Restricted Stock from the Executive upon the terms and conditions hereinafter set forth within sixty (60) days after termination of the Executive by the Corporation for Cause.

         In the event the Corporation exercises its right to repurchase, the Corporation shall promptly pay to the Executive an amount per share equal to the original purchase price paid per share (i.e., $0.001 per share) by the Executive for the Restricted Stock shares, as adjusted from time to time for stock splits, stock dividends, stock combinations and other recapitalizations.


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         In the event that Executive is unable to, or for any reason does not, promptly deliver the certificate or certificates evidencing the Restricted Stock shares repurchased by the Corporation (or any assignment form) to the Corporation in accordance with this Agreement, the Corporation may deposit the purchase price for such repurchased shares (in cash or by good check) with any bank doing business within a fifty (50) mile radius of the Corporation's principal office, to be held by such bank in escrow until withdrawn by the Executive. Upon such deposit by the Corporation and upon delivery of written notice of such deposit to the Executive, such Restricted Stock shares shall at such time be deemed to have been repurchased by the Corporation, the Executive shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book. Notwithstanding the foregoing provisions of this Section 3.1, the right to repurchase shall not apply to any "Vested Shares" held by the Executive. "Vested Shares" shall mean that number of shares of Restricted Stock set forth in the table below:

            Date of Termination                Number of Vested Shares
            -------------------                -----------------------
             March 22, 2001                             2,083
             April 22, 2001                             4,174
             May 22, 2001                               6,257
             June 22, 2001                              8,340
             July 22, 2001                             10,423
             August 22, 2001                           12,506
             September 22, 2001                        14,589
             October 22, 2001                          16,672
             November 22, 2001                         18,755
             December 22, 2001                         20,838
             January 22, 2002                          22,921
             February 22, 2002                         25,004
             March 22, 2002                            27,087
             April 22, 2002                            29,170
             May 22, 2002                              31,253
             June 22, 2002                             33,336
             July 22, 2002                             35,419
             August 22, 2002                           37,502
             September 22, 2002                        39,585
             October 22, 2002                          41,668
             November 22, 2002                         43,751
             December 22, 2002                         45,834
             January 22, 2003                          47,917
             February 22, 2003                         50,000


         SECTION 3.2 HOLDING PERIOD. None of the shares of Restricted Stock granted under this Agreement shall be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the Award Date.

         This Section 3.2 is not intended to affect the restrictions set forth in Section 4.2.

         SECTION 3.3 LEGEND. Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN VARSITY GROUP INC. AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY


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               MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD,
               ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION AT 2020 K STREET, N.W., 6TH FLOOR, WASHINGTON, D.C., 20006.

         SECTION 3.4 LAPSE OF RESTRICTIONS. Upon the vesting of the shares of Restricted Stock as provided in Section 3.1, the Corporation shall cause new certificates to be issued with respect to such Vested Shares and delivered to the Executive or his legal representative, free from the legend provided for in
Section 3.3 and any of the other Restrictions. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Executive or his legal representative unless and until the Executive or his legal representative shall have paid to the Corporation in cash or by check the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Executive resulting from the lapse of the Restrictions.

         SECTION 3.5 MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION. Upon the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) of all or substantially all of the Corporation's assets, the acquisition by another corporation or person of more than 50% of the Corporation's then outstanding voting stock, or the liquidation or dissolution of the Corporation (each a "Change of Control Event"), all shares of Restricted Stock shall automatically vest and be exercisable beginning 30 days prior to the effective date of such Change of Control Event and all Restrictions with respect to such shares of Restricted Stock shall immediately expire.

         SECTION 3.6 RESTRICTIONS ON NEW SHARES. In the event that the outstanding shares of the Corporation's Common Stock are changed into or exchanged for cash or a different number or kind of shares or other securities of the Corporation, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), such new, additional or different shares or securities which are held or received by the Executive in his capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Board of Directors provides, pursuant to Section 3.5, for the accelerated vesting and expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new, additional or different shares or securities.



                                   ARTICLE IV.
                                  MISCELLANEOUS

         SECTION 4.1 ADMINISTRATION. The Board of Directors shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Executive, the Corporation and all other interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Board of Directors shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

         SECTION 4.2 RESTRICTED STOCK NOT TRANSFERABLE. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Executive or his successors in


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interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

         SECTION 4.3 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

         xi. The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

         xii. The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;

         xiii. The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable;

         xiv. The payment by the Executive of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

         xv. The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience.

         SECTION 4.4 ESCROW. The Secretary or such other escrow holder as the Board of Directors may appoint shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.6, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Executive retain physical custody of any certificates representing Restricted Stock issued to him.

         SECTION 4.5 NOTICES. Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Executive shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Executive shall, if the Executive is then deceased, be given to the Executive's personal representative if such representative has previously informed the Corporation of his status and address by written notice under this
Section 4.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

         SECTION 4.6 RIGHTS AS STOCKHOLDER. Except as otherwise provided herein, the Executive, upon the issuance of a new share certificate pursuant to Sections
3.3 and 4.3, shall have all the rights of a stockholder with respect to his Restricted Stock, including the right to vote all of the shares whether vested or unvested and the right to receive all dividends or other distributions paid or made with respect to all of the shares whether vested or unvested. The Executive shall have all of the rights as a stockholder with respect to any shares of Restricted Stock which have not vested.


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         SECTION 4.7 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         SECTION 4.8 CONFORMITY TO SECURITIES LAWS. This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         SECTION 4.9 AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         SECTION 4.10 GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.


IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.





                                             VARSITY GROUP INC.




                                             By
                                                --------------------------------

                                             Its
                                                 -------------------------------
THE EXECUTIVE OFFICER



--------------------------------
Name


--------------------------------
Address



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